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                                                                   Exhibit 10.26


                           SCRIPTGEN PHARMACEUTICALS, INC.

                                STOCKHOLDERS AGREEMENT


          THIS AGREEMENT is made as of December 12, 1997, among SCRIPTGEN Pharmaceuticals, Inc., a Delaware corporation (the "Company"), BioChem Pharma Inc., a Quebec corporation (the "Investor") and each of the stockholders listed on the Schedule of Stockholders attached hereto (the "Other Stockholders"). The Investor and the Other Stockholders are collectively referred to as the "Stockholders". Capitalized terms used herein are defined in Section 11 hereof.

          The Investor shall purchase shares of the Company's Series D Preferred

Stock, per value $.01 per share (the "Series D Stock") pursuant to a Stock Purchase Agreement between the Investor and the Company dated as of the date hereof (the "Purchase Agreement").

          The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company, and (iii) limiting the manner and terms by which the Stockholders' Preferred Stock and Common Stock ("Stockholder Shares") may be transferred. The execution and delivery of this Agreement is a condition to the Investor's purchase of the Company's Series D Stock pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   BOARD OF DIRECTORS.

          (a) From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of his Stockholder Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other reasonably necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

               (i) one representative designated by Investor shall be elected to the Board ("Investor Director");



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               (ii) the composition of the board of directors of each of the
     Company's Subsidiaries (if any) (a "Sub Board") shall be the same as that of the Board;

               (iii) the removal from the Board or a Sub Board (with or without cause) of any Investor Director shall be at the Investor's written request, but only upon such written request and under no other circumstances; and

               (iv) in the event that any Investor Director ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the Investor as provided hereunder.

In all other respects, the rights and obligations of the Other Stockholders pursuant to Section 1 of the Preferred Stockholders' Agreement, dated as of May 17, 1996 (the "Prior Stockholders' Agreement") shall remain unaffected, and the Investor hereby agrees to be bound by the provisions regarding voting contained in said Section 1 of the Prior Stockholders' Agreement. The Investor Director shall not be appointed until the earlier of (i) the consummation of a Qualified Public Offering and (ii) February 16, 1998.

          (b) The Company shall pay the reasonable out-of-pocket expenses incurred by the Investor Director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. In addition, the Company shall pay to the Investor Director, an annual fee not less than the amount of any fee paid by the Company to any other director. Commencing upon consummation of a Qualified Public Offering, the Company shall maintain directors and officers indemnity insurance coverage in a minimum amount customary for a public company with the Company's capitalization. The Company's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

          (c) The rights of the Investor under this Section 1 shall terminate at such time as the Investor and its Permitted Transferees (as defined in Section 7(d) hereof) hold in the aggregate less than 40% of the Series D Stock and any Common Stock issued upon conversion of such stock (the "Series D Minimum") held by such Persons on the date hereof; provided that the Investor may assign its right to designate directors hereunder to any Person or group of affiliated Persons who acquire more than 50% of the Series
D Stock and any Common Stock issued upon conversion of such stock held by the Investor as of the date hereof.

          (d) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the tenth anniversary of the date hereof or at such time as the Investor owns less than 10% of the issued and outstanding shares of (i) Series D Stock and, (ii) the Common Stock issued upon conversion of such stock.

          (e) If the Investor fails to designate the Investor Director to fill a directorship pursuant to the terms of this Section 1, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.


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          2.   MEETINGS.  The Board shall hold a regularly scheduled meeting at least once every fiscal quarter (at which such meeting the Company's financial statements for the immediately preceding fiscal quarter or fiscal year, as the case may be, will be discussed) at such time as may be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the chairperson of the Board or at least one director. Notice of each regularly scheduled and special meeting must be duly given or sent at least three Business Days prior to such meeting by oral, telephonic, telegraphic or facsimile notice or by written notice sent by express mail. All reasonable best efforts shall be made to ensure that each director actually receives timely notice of any such meeting.

          3.   ACTION BY THE BOARD; CERTAIN APPROVAL RIGHTS.

          (a) A quorum of the Board shall consist of a majority of the persons serving as members of the Board. All actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; PROVIDED that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

          (b) Until such time as the aggregate number of shares of the Series D Stock and any Common Stock issued upon conversion of such stock held by the Investor and its Permitted Transferees at any time is less than the Series D Minimum, the Company or any of its Subsidiaries (including but not limited to any action by a Sub Board or committee thereof) shall be subject to the following restrictive covenants:

               (i) DIVIDENDS; SHARE REPURCHASES. The Company will not pay or declare any cash dividend or distribution on any shares of capital stock of the Company, other than the Series D Stock, or apply any of the Company's assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through Subsidiaries or otherwise, of any shares of Common Stock of the Company, or any rights, options or warrants to purchase, or securities convertible into, Common Stock of the Company, except for (A) any repurchase of shares by the Company pursuant to any stock option or restricted stock agreement with an employee of the Company entered into by the Company and approved by the Board, and (B) the redemption of any shares of Series D Stock, or the mandatory redemption of the other Preferred Stock pursuant to the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof.

               (ii) SALES OF SECURITIES. The Company will not (A) create or issue any securities of the Company which have equity features and which rank on a parity with or senior to the Series D Stock with respect to the payment of dividends or upon liquidation or other distribution of assets or with a conversion price lower than that of the Series D Stock or terms more favorable than those of the Series D Stock or (B) sell or issue any shares of Common Stock of the Company for which the consideration is other than cash, except as contemplated with respect to the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Stock into Common Stock.


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              (iii) FOREIGN SUBSIDIARIES.  Except in the ordinary course of business, the Company will not directly or through any Subsidiary create or acquire any Subsidiary or any interest in any corporation, partnership, limited partnership, joint venture or similar entity located outside, or formed pursuant to the laws of other than, the United States of America, its territorial possessions or any political subdivision of any thereof.

               (iv) MERGER, CONSOLIDATION, SALE OF ASSETS. The Company will not merge, consolidate or dispose of all or substantially all its assets, except a merger or consolidation pursuant to which the Company is the surviving corporation. This section shall not in any way limit the ability of the Company (A) to sell inventory or (B) to sell other assets, each in the ordinary course of business.

               (v) TRANSACTIONS WITH OFFICERS, DIRECTORS AND STOCKHOLDERS. The Company will not furnish or sell services or products to or acquire or purchase services or products from any corporation, partnership, proprietorship, association, joint venture or other person or entity in which any officer, director or 5% stockholder of the Company or any Affiliate of any such officer, director, or 5% stockholder has a material interest or enter into any material contract or arrangement (excluding employment or option agreements with an employee approved by the Board) with any such officer, director, 5% stockholder or Affiliate which is less than an arms-length transaction or which transaction has or reasonably can be expected to have a material adverse effect on the Company. For purposes of this Section 3(b)(v), there may be disregarded any interest which arises solely from the ownership of less than a 2% equity interest in a corporation whose voting securities are regularly traded in any national securities exchange or in the over-the-counter market.

               (vi) INVESTMENTS, LOANS, GUARANTEES, JOINT VENTURES AND SUBSIDIARIES. The Company will not, (A) directly or through any Subsidiary create or acquire any interest in any partnership, limited partnership, joint venture or similar entity and will not create or acquire any interest in any Subsidiaries of which it does not own all the capital stock or
     (B) make any investments in or loans or advances to or endorse, guarantee or become surety for the obligations of any person, corporation or other entity except that the Company may endorse checks for collection or deposit in the ordinary course of business.

              (vii) CERTIFICATE OF INCORPORATION AND BY-LAW AMENDMENTS; RECLASSIFICATION OF COMMON STOCK; CHANGES TO SERIES D STOCK. The Company may not amend its Certificate of Incorporation or By-Laws so as to affect adversely the Series D Stock. The Company may not reclassify any shares of its Common Stock into shares having preference or priority to dividends or assets which are superior to the preferences and priorities of the Series D Stock. The Company may not make any change to the rights, preferences or privileges of the Series D Stock so as to affect adversely the rights, preferences or privileges the Series D Stock.

             (viii) CHANGE OF BUSINESS. The Company shall not enter into any transaction or series of transactions which results in the Company engaging in any material respect in any business other than the drug discovery, agricultural,


                                         -4-
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     human healthcare and pharmaceutical fields and such business activities as are incidental or related thereto.

               (ix) IMPAIRMENT OF DIVIDENDS. The Company may not enter into any contract or agreement which by its terms restricts the Company's ability to pay dividends on the Series D Stock or which may otherwise restrict the Company's ability to comply with and perform the terms of this Agreement.

               (x)  COMPLIANCE WITH ERISA.  The Company will not:

                    (A) Engage in any transaction in connection with which the Company or any of its Subsidiaries could be, to the knowledge of the Company or any of its Subsidiaries could be, to the knowledge of the Company, subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, based on existing regulations or published interpretations in effect from time to time;

                    (B) Terminate any plan in a manner, or take any other action, including withdrawal from any plan that is a multiemployer plan, which could result in any material liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty corporation or to such plan;

                    (C) Fail to make full payment when due of all amounts which, under the provisions of any plan, the Company or any of its Subsidiaries is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any plan; or

                    (D) Permit the current value of all vested accrued benefits under all plans which are subject to Title IV of ERISA to exceed the current value of the assets of such plans allocable to such vested accrued benefits.

As used in this Section 3(b)(x), the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA an section 412 of the Code, the term "accrued benefit" has the meaning specified in section 3 of ERISA, the term "current value" has the meaning specified in section 4062(b)(1)(A) of ERISA and the term "multiemployer plan" has the meaning specified in section 4001(a)(3) of ERISA.

               (xi) BORROWINGS. Neither the Company nor any of its Subsidiaries will incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness for borrowed money, or any other indebtedness evidenced by, or liability evidenced by notes, bonds, debentures or similar obligations or either directly or indirectly guarantee, endorse or become surety for, or otherwise in any manner become responsible for the obligations of any other person, other than indebtedness with respect to trade and operation obligations and other normal accruals in the ordinary course of business (which the Company covenants will be paid in accordance with customary trade practice) or with respect to which it is contesting in good faith the amount or


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     validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor.

              (xii) CAPITAL EXPENDITURES; COMMITMENTS. The Company shall not, and shall cause each of its Subsidiaries, if any, not to, incur capital expenditures or make commitments for capital expenditures, services or product development in excess of the greater of $100,000 or 110% of the amount budgeted in the Company's yearly budget for any such capital expenditure or commitment.

             (xiii) EMPLOYEE STOCK PURCHASE ARRANGEMENTS. The Company will not issue any of its capital stock to, or grant an option or right to subscribe for any of its capital stock to, or purchase or acquire any of its capital stock from, any employee, consultant, director or officer of the Company or a Subsidiary thereof, except as provided in Section 6.11(b) of the Series C Purchase Agreement (as defined in Section 11 hereof).

The provisions of Section 2 and this Section 3 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof or (ii) a Qualified Public Offering (as defined in Section 11 hereof). The failure of the Company to comply with this Section 3 shall only be waivable by written consent of the holders of a majority of the outstanding Series D Stock and by the Requisite C Holders (as defined in Section
11).

          4. AFFIRMATIVE COVENANTS. Until such time as the Investor and its Permitted Transferees at any time hold less than 40% of the Series D Stock, the Company shall be subject to the following affirmative covenants:

          (a) BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to the Investor (or its representatives):

               (i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and retained earnings and of statement of cash flows of the Company and its Subsidiaries, if any (collectively with the balance sheet, the "Investment Financial Statements"), for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of nationally recognized standing selected by and reporting to the Board and approved by the Investor, and including a Company prepared comparison to budget.

               (ii) As soon as practicable after the end of each month and each of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) days thereafter, consolidated Investment Financial Statements of the Company and its Subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments, and setting forth in comparative form the figures for the


                                         -6-
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     corresponding periods of the previous fiscal year, certified by the principal financial or accounting officer of the Company.

              (iii) If the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act," which term shall include any successor federal statute), it may in lieu of the financial information required pursuant to this Section 4(a)(i) and
     (ii) provide copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively, or other then-equivalent report form.

               (iv) Immediately upon any officer of the Company obtaining actual knowledge of the occurrence of any material violation or default by the Company or any of its Subsidiaries in the performance of (A) its agreements or covenants contained herein, (B) its material agreements or covenants contained in any other agreement to which the Company or any of its Subsidiaries is a party or (C) its agreements or covenants contained in the Certificate of Incorporation or of the occurrence of any condition, event or act which, with or without notice or lapse of time, or both, would constitute a material violation or an event of default, a written notice specifying the nature and status thereof and, what action the Company has taken, is taking and proposes to take with respect thereto.

               (v) Annually, but in any event no later than sixty (60) days after the commencement of each fiscal year of the Company, the yearly budget and operating plan of the Company, in such manner and form reasonably acceptable to the Investor and as approved by the Board, which plan shall include a projection of income and projected Investment Financial Statements as of the end of such fiscal year. Any material changes in such plan shall be submitted as promptly as practicable after such changes have been approved by the Board.

               (vi) As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, (A) copies of any reports or communications delivered to any of the Company's security holders (in their capacity as such), any governmental entity (excluding ordinary permit applications or similar types of correspondence and documentation in connection therewith), any financial institution or member of the financial community (other than correspondence and documents delivered to such financial institutions or members in the ordinary course of business which do not materially adversely impact on the Investor's investment in the Company) or to any other individual or entity who may receive such information by law or pursuant to a contract or other agreement with the Company (except in the ordinary course of business), including any filings by the Company, or by any of its officers or directors relating to the Company, with any securities exchange or the Commission or the National Association of Securities Dealers, Inc., (B) notice of any event which has a material adverse effect on the Company's business, prospects or condition, financial or otherwise, or on the ability of the Company to perform its obligations under this Agreement, or under any other agreement, or on the Investor's investment in the Series D Stock or in the Common Stock issuable upon conversion of the Series D Stock, and (C) notice of material breach or failure to comply with any representation, warranty, covenant or agreement of the Company contained herein, including the Exhibits hereto.


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              (vii) Immediately upon any principal officer of the Company or any other officer of the Company involved in its financial administration obtaining knowledge of the occurrence of any (A) "reportable event," as such term is defined in section 4043 of ERISA, other than any such event with respect to which the statutory thirty (30)-day notice requirement has been waived by regulation, or (B) "prohibited transaction," as such term is defined in section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), in connection with any plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking and proposes to take with respect thereto, and, when known, any action taken or threatened by the internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto.

             (viii) With reasonable promptness, such other information and data with respect to the Company and its Subsidiaries, if any, as the Investor may from time to time reasonably request.

               (ix) The provisions of this Section 4(a)shall not be in limitation of any rights which the Investor may have to inspect the books and records of the Company and its Subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts; and, in the event that the Company is unable to comply with the provisions of this
     Section 4(a), the Board shall, by resolution duly adopted, authorize and cause a firm of independent public accountants of nationally recognized standing in the United States to prepare promptly and furnish such information to the Investor at the Company's expense.

          (b) VISITATION. The Company will permit the Investor (or representatives of the Investor) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's directors, officers, senior employees and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request. Any expenses incurred by the Investor in connection with any such visitation and inspection shall be borne by the Investor; PROVIDED, HOWEVER, in the event such visitation is necessitated by or is a result of a material default hereunder or under the terms of a material contract or arrangement on the part of the Company, all such expenses shall be borne by the Company.

          (c) PROMPT PAYMENT OF TAXES, ETC. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary; PROVIDED, HOWEVER, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have bonded or set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that the Company will pay all such taxes, assessments, charges or levies, or otherwise take any action which has the effect of preventing a foreclosure, forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due all other indebtedness incident to operations of the Company; PROVIDED, HOWEVER, that any such indebtedness need not be paid if the validity thereof shall

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currently be contested in good faith by appropriate proceedings and if the
Company shall have bonded or set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that the Company will pay all such indebtedness on or prior to the time when failure to pay would materially adversely affect the Company.

          (d) MAINTENANCE OF PROPERTIES AND LEASES. The Company will keep its properties and those of its Subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries, if any, will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such lease would have a material adverse effect on the condition, financial or otherwise, prospects or operations of the Company.

          (e) INSURANCE. The Company shall maintain adequate insurance, by financially sound and reputable insurers, on its properties and assets and the properties and assets of its Subsidiaries, if any, which are of an insurable character and in such amounts and on such terms usually insured by corporations engaged in the same or similar business and similarly situated, against loss or damage by fire, explosion and other risks customarily insured against by such corporations which amounts shall be sufficient to prevent the Company or any such Subsidiary from becoming a co-insurer and not in any event less than 100% of the insurable value of the property and assets insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons, property and assets, including without limitation insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any of the properties or assets of it or any Subsidiary, and in such amounts and on such terms usually insured by corporations engaged in the same or similar business and similarly situated, which amounts shall be sufficient to prevent the Company or any Subsidiary from becoming a co-insurer; and the Company will maintain such other insurance as may be required by law or other agreements to which the Company is or shall become a party.

          (f) ACCOUNTS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          (g) INDEPENDENT ACCOUNTANTS. The Company will retain independent public accountants of nationally recognized standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants, so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Investor and will request the firm of independent public accountants whose services are terminated to deliver to the Investor a letter of such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another accounting firm of similar quality. In its notice to the Investor the Company shall state whether the change of accountants was recommended or approved by the Board.

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          (h)  COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES.  The
Company and all its Subsidiaries, if any, shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

          (i) MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Company shall maintain and shall cause each Subsidiary, if any, to maintain in full force and effect (i) its corporate existence, rights and franchises and all licenses, privileges and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any Subsidiary and shall obtain and maintain any such right, franchise, license or privilege deemed by the Company to be necessary on the date hereof or in the future to the conduct of their business without any conflict with any business in or rights of others to use such patents, processes, licenses, trademarks, trade names or copyrights and (ii) its qualification to do business in each jurisdiction in which the character of its properties (owned, leased or licensed) or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the business or operations of the Company or such Subsidiary, as the case may be.

          (j) NOTICE OF RECORD DATES. In the event of any taking by the Company of a record of the holders of any class of securities (other than the Series D Stock) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Investor at least ten (10) days prior to such record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (k) PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company will cause each person currently or hereafter employed by it or any Subsidiary with access to confidential information to enter into a proprietary information and inventions agreement in substantially the form attached as EXHIBIT 6.13 to the Series C Purchase Agreement.

          (l) MEETINGS OF STOCKHOLDERS. The Investor shall be entitled to call for a Stockholders' meeting upon five (5) days notice to the Company.

          (m) COMPLIANCE WITH ERISA. The Company will file or cause to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required by any governmental agency, federal, state or local authority (including, without limitation, the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation and the Commission) with respect to any plan maintained by the Company.

          (n) ENVIRONMENTAL MATTERS. The Company agrees to comply in all material respects with, and abide by, all Federal, state and local laws or regulations relating to environmental protection or to the storage or disposal of hazardous waste (including, but not limited to, asbestos, polychlorinated biphenyls and petroleum products) in connection with or relating to the Company or any of its businesses, operations or assets.

The provisions of this Section 4 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof or (ii) a Qualified Public Offering (as defined in Section 11 hereof). The failure of the Company to comply with this Section 4 shall only be waivable by written consent of the holders of a majority of the outstanding Series D Stock and the Requisite C Holders.

          5. CONFLICTING CHARTER OR BYLAW PROVISIONS. Each Stockholder shall vote all of its shares, and shall take all other actions, to ensure that the Company's Certificate of Incorporation and Bylaws and the certificate of incorporation and bylaws of each of its Subsidiaries facilitate and do not at any time conflict with any provision of this Agreement.

          6. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the Schedule attached hereto,
(ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          7.   RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

          (a) TRANSFER OF STOCKHOLDER SHARES. No Stockholder shall either, directly or indirectly, sell, assign, mortgage, transfer, pledge, create a security interest in or lien upon, encumber, give, place in trust, hypothecate, or otherwise in any manner voluntarily or involuntarily dispose of (hereinafter "Transfer"), any or all of his, her or its Stockholder Shares, now owned or hereafter acquired, unless such Stockholder (in such capacity, the "Offeror") shall first offer to Transfer any or all of his, her or its Stockholder Shares to all other Stockholders (in such capacity, such Stockholders are referred to as the "Offerees"), in their respective proportionate shares (as defined below). In the event any Offeror proposes to Transfer Stockholder Shares, he, she or it shall give the Offerees written notice of his, her or its intention, describing the type of Stockholder Shares, the price and the general terms upon which the Offeror proposes to Transfer the same. Each Offeree shall have thirty (30) days from the date such notice is given to agree to have transferred to him, her or it any or all of such Stockholder Shares up to such Offeree's proportionate share, for the price and upon the general terms specified in the notice by giving written notice to the Offeror and stating the quantity of Stockholder Shares such Offeree desires to have transferred to him, or it. As used in this
Section 7, and except as otherwise provided, the term "proportionate share" shall mean, with respect to each Offeree who is entitled to receive the particular offer, the total number of Stockholder Shares proposed to be transferred, multiplied by a fraction, the numerator of which shall be the sum of (i) the total number of shares of Common Stock owned by such Offeree and (ii) the total number of shares of Common Stock into which the shares of Preferred Stock and other convertible securities of the Company held by such Offeree are then convertible, and the denominator of which shall be the sum of (i) the total number of shares of Common Stock owned by all Offerees and (ii) the total number of shares of Common Stock into which the shares of Preferred Stock and other convertible securities of the Company held by all Offerees are then convertible;

          (b) OVER-ALLOTMENT. Each Offeree shall have a right of over-allotment such that if any Offeree fails to exercise such Offeree's right hereunder to have transferred to him, her or it such Offeree's full proportionate share of the Stockholder Shares proposed to be transferred (in such capacity, an "Incomplete Purchaser" and collectively, the "Incomplete Purchasers"), the Offerees exercising their right to have transferred to them their full respective proportionate share of such Stockholder Shares (in such capacity, collectively, the "Complete Purchasers" and individually, a "Complete Purchaser") may have transferred to them the portion of such Stockholder Shares which has not been transferred to the Incomplete Purchasers as hereinafter provided. Each Complete Purchaser shall have fifteen (15) days from the date notice is given by the Offeror to the Complete Purchasers that the Incomplete Purchaser(s) have rejected or failed to accept their right to have transferred to them their proportionate share of Stockholder Shares, to agree to have transferred to such Complete Purchaser up to such Complete Purchaser's proportionate share of Stockholder Shares not transferred to the Incomplete Purchaser(s). Notwithstanding anything in Section 7 to the contrary, as used in this Section 7(b) with respect to the Complete Purchasers only, each Complete Purchaser's "proportionate share" shall be calculated by excluding from the denominator of the fraction the total number of shares of Common Stock of all Incomplete Purchasers and the total number of shares of Common Stock into which the shares of all such Incomplete Purchasers' Preferred Stock and other convertible securities of the Company are convertible. In the event the Offerees fail to exercise their rights pursuant to paragraphs (a) and (b) above within said forty-five (45) day period for the full amount of Stockholder Shares proposed to be transferred, the Offeror shall have sixty (60) days thereafter to Transfer the Stockholder Shares with respect to which the Offeree's options were not exercised, at a price and upon general terms no more favorable to the transferees thereof than specified in the Offeror's notice to the Offerees. In the event the Offer or has not transferred the Stockholder Shares within said 60-day period, he, she or it shall not thereafter Transfer any Stockholder Shares without first offering such Stockholder Shares to the Offerees in the manner provided above;

          (c) TAG-ALONG RIGHTS. At least thirty (30) days prior to any Transfer of Stockholder Shares (other than a Public Sale), including the Transfer of Stockholder Shares to the Company, the Stockholder making such Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer (which notice may be the same notice and given at the same time as the offer notice under Section 7(a)). The other Stockholders (the "Electing Holders") may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within thirty (30) days after delivery of the Sale Notice. If the Electing Holders have elected to participate in such Transfer, the Transferring Stockholder and the Electing Holders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares (determined on a class-by-class basis) equal to the product of (i) the quotient determined by dividing (A) the percentage of Stockholder Shares in any class of Stockholder Shares owned by such Person by (B) the aggregate percentage of Stockholder Shares in such class owned, respectively, by the Transferring Stockholder and the Electing Holders, and (ii) the number of Stockholder Shares in such class to be sold in the contemplated Transfer.

     FOR EXAMPLE, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 35% of all Stockholder Shares and if the Electing Holder elects to tag-along and owns 15% of all Stockholder Shares, the Transferring Stockholder would be entitled to sell 70 shares (35% DIVIDED BY 50% x 100 shares) and the Electing Holder would be entitled to sell 30 shares (15% DIVIDED BY 50% 100 shares).

Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Electing Holders in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Electing Holders.

          (d) PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained herein, the procedures specified in this Section 7 shall not be applicable to a Transfer by (i) a Stockholder to a Permitted Transferee (as defined below) of such Stockholder, if such Permitted Transferee agrees in writing with the parties hereto to be bound by and comply with all provisions of this Agreement applicable to the individual or entity transferring the Stockholder Shares immediately prior to such Transfer, (ii) a Stockholder to any or all of the partners (general and/or limited) of such Stockholder in which event such Stockholder Shares shall no longer be subject to this Agreement, or
(iii) to the Company pursuant to any repurchase Agreement, right of first refusal or other right on the part of the Company to acquire Stockholder Shares (provided that this sub-section (iii) shall not be deemed to authorize the Company to repurchase any Stockholder Shares if otherwise prohibited). For purposes of this Section 7(d), a "Permitted Transferee" shall mean (i) in the case of a Stockholder that is an individual, the spouse or immediate family member or any partnership, corporation or other entity wholly-owned by such individual, and (ii) in the case of a Stockholder that is a partnership, any of its partners (general and/or limited), employees or affiliates and any partnership, corporation or other entity controlled by or under common control with such partnership or the parties thereof.

          (e) If any Transfer or attempted Transfer of the Stockholder Shares is made contrary to the provisions of this Section 7, each Stockholder shall have the right, in addition to any other legal or equitable remedies which it may have, to enforce its rights hereunder by an action for specific performance; the parties hereto recognize the rights set forth herein as unique, the violation of which cannot be remedied by an award of monetary damages.

          Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee.

          The provisions of Section 2.1 of the Preferred Stockholders' Agreement dated May 17, 1996 are hereby terminated.

          (f)  TERMINATION OF RESTRICTIONS.   The restrictions set forth in this
Section 7 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the date on which such Stockholder Share has been transferred pursuant to this
Section 7 (other than subsection 7(d)), (iii) the fifth anniversary of the date of this Agreement or (iv) the consummation of a Qualified Public Offering.

          8. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Stockholders Agreement dated as of _____________, among the issuer of such securities (the "Company") and certain of the Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with Section 7 hereof.

          9. TRANSFER. Prior to transferring any Stockholder Shares (other than a Public Sale) to any Person, the Stockholders shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company, the Investor and the Other Stockholders a counterpart of this Agreement.

          10.  PREEMPTIVE RIGHTS.

          (a) The Company hereby grants to the Stockholders the right to purchase any or all "New Securities" (as hereinafter defined) on a proportionate basis as defined in Section 10(b). For purposes of this Section 10, "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock and any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment endorsed by any type of debt instrument, but only to the extent such borrowings contain any equity features, but "New Securities" shall not include (i) securities issued to employees, directors or officers of the Company, (ii) shares of capital stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Stock (iii) securities issued as part of the purchase price in connection with the closing of an acquisition by the Company of all or substantially all the assets or stock of another entity or person, approved by the Board, (iv) warrants issued in connection with business transactions, including corporate partnerships, approved by the Board or securities issued pursuant to such warrants and (v) the sale of Series D Stock pursuant to the Purchase Agreement.

          (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Stockholders written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Stockholder shall have thirty (30) days from the date such notice is given to agree to purchase any or all of the New Securities up to such Stockholder's proportionate share, for the price and upon the general terms specified in the notice by giving written notice to the Company and stating the quantity of New Securities to be purchased. As used in this Section 10, and except as otherwise provided, the term "proportionate share" shall mean, with respect to any Stockholder, the total number of New Securities proposed to be issued, multiplied by a fraction, the numerator of which shall be the sum of (i) the total number of shares of Common Stock owned by the Stockholder (prior to such contemplated issuance), and (ii) the total number of shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Stock and other convertible securities of the Company (including the Warrant), if any, held by the Stockholder (prior to such contemplated issuance) are convertible, and the denominator of which shall be the sum of (i) the total number of shares of Common Stock owned by all Stockholders (prior to such contemplated issuance), and (ii) the total number of shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Stock and other convertible securities of the Company (including the Warrant) held by all Stockholders (prior to such contemplated issuance) are convertible.

          (c) Each Stockholder shall have a right of over-allotment such that if any such Stockholder fails to exercise his right hereunder to purchase such full proportionate share of the New Securities proposed to be issued (the "Incomplete Holders"), the Stockholders purchasing their full respective proportionate share of such New Securities (the "Complete Holders") may purchase the portion of such New Securities which has not been purchased by the Incomplete Holders as hereinafter provided. The Complete Holders shall have fifteen (15) days from the date notice is given by the Company to the Complete Holders that such Incomplete Holders have rejected or failed to accept their right to purchase their proportionate share of New Securities, to agree to purchase up to such Complete Holder's proportionate share of such New Securities not purchased by the Incomplete Holders. Notwithstanding anything in Section 10(b) to the contrary, as used in this Section 10(c) with respect to the Complete Holders only, each Complete Holder's "proportionate share" shall be calculated by excluding from the denominator of the fraction the total number of shares of Common Stock of any Incomplete Holder and the total number of shares of Common Stock of any Incomplete Holder and the total number of shares of Common Stock into which the shares of such Incomplete Holder's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Stock or other convertible securities, if any, are convertible.

          (d) In the event the Stockholders fail to exercise the preemptive right and right of over-allotment within said forty-five (45) day period for the full amount of New Securities proposed to be issued, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which the Stockholders' options were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice to the Stockholders. In the event the Company has not sold within said sixty (60)-day period or entered into an agreement to sell the New Securities within said sixty (60)-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Stockholders in the manner provided above.

          (e) If, in connection with an offering of New Securities in which the Stockholders have the right, pursuant to this Section 10, to purchase their proportionate share of such New Securities, any Stockholder declines to purchase such Stockholder's full proportionate share of such New Securities, then such Stockholder's rights pursuant to this Section 10 shall terminate as to any subsequent offering of New Securities. Any Stockholder's rights to purchase New Securities pursuant to the Series C Purchase Agreement which has terminated prior to the date hereof pursuant to Section 8.2 of the Series C Purchase Agreement shall not be reinstated by reason of this Agreement, and any such Stockholder shall have no rights under this Section 10.

          (f) The preemptive right granted under this Section 10 shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public in a Qualified Public Offering. Any preemptive rights granted to the Other Stockholders pursuant to the Series C Purchase Agreement is hereby terminated.

          11.  DEFINITIONS.

          "BOARD" has the meaning set forth in the preamble.

          "COMMON STOCK" means the Company's Common Stock, $.01 par value per share.

          "COMPANY" has the meaning set forth in the preamble.

          "INVESTOR" has the meaning set forth in the preamble.

          "INVESTOR DIRECTOR" has the meaning set forth in Section 1(a)(i).

          "PERMITTED TRANSFEREE" has the meaning set forth in Section 7(d) hereof.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PREFERRED STOCK" means the Company's Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Stock.

          "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "PURCHASE AGREEMENT" has the meaning set forth in the preamble.

          "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $25 million.

          "REQUISITE C HOLDERS" means the requisite holders of the issued and outstanding Series C Preferred Stock pursuant to the Series C Purchase Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SERIES C PURCHASE AGREEMENT" means the Series C Preferred Stock Agreement dated as of May 17, 1996.

          "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder; provided that Stockholder Shares shall not include nonvoting stock described in (iii) for purposes of
Section 1 hereof. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "SUB BOARD" has the meaning set forth in Section 1(a)(ii).

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

          "TRANSFER" has the meaning set forth in Section 7(a).

          "WARRANT" means the Warrant issued to Investor pursuant to a Warrant Agreement of even date.

          12. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          13. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, the Other Stockholders or the Investor unless such modification, amendment or waiver is approved in writing by the Company, 85% in interest of the Other Stockholders and the holders of a majority of the outstanding shares of Series D Stock. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The rights and obligations of the Other Stockholders pursuant to Section 6 of the Series C Purchase Agreement shall not be affected by Sections 3(b) and 4 of this Agreement.

          14. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          16. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          18. REMEDIES. The Company, the Investor and the Other Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any Investor and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          19. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Company's address is:

               SCRIPTGEN Pharmaceuticals, Inc.
               200 Boston Avenue
               Medford, MA  02155
               Attention:  Mark T. Weedon
               Telecopy No.: (617) 396-1028

          20. GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          21. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          22. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          23. MISCELLANEOUS. The Company and the Other Stockholders acknowledge that Investor has advised them that it proposes to carry out a reorganization, including an amalgamation, pursuant to which, among other things, a corporation named BioChem Holdings Inc. (the "Successor") will own all of the assets and be liable for all liabilities of Investor (the "Amalgamation"). The Company hereby agrees that, upon consummation of the Amalgamation, the Successor shall have all of the rights and obligations of Investor as if Successor had executed this Agreement on the date hereof in lieu of Investor, and that neither Investor nor Successor shall be required to send any notice of any kind regarding the Amalgamation nor seek the consent of the Company to such Amalgamation.

                                *      *      *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                   SCRIPTGEN PHARMACEUTICALS, INC.


                                   By /s/ Mark T. Weedon
                                      -----------------------------
                                      Name:  Mark T. Weedon
                                      Title: President and CEO


                                   BIOCHEM PHARMA, INC.


                                   By /s/ Francois Legault
                                      -----------------------------
                                      Name:  Francois Legault
                                      Title: Executive Vice President


                                   By /s/ Daniel Hetu
                                      -----------------------------
                                      Name:  Daniel Hetu
                                      Title: Vice President



                                   ACCEL IV L.P.
                                   By:  Accel IV Associates, L.P., its
                                        General Partner



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   ACCEL INVESTORS '93 L.P.



                                   By: /s/
                                      ------------------------------
                                      Name:

                                      Title:


                                   ACCEL JAPAN L.P.
                                   By:  Accel Japan Associates, L.P., its
                                        General Partner



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   ACCEL KEIRETSU L.P.
                                   By:  Accel Partners & Co., Inc., its
                                        General Partner



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   ADVENT INTERNATIONAL INVESTORS II
                                   LIMITED PARTNERSHIP
                                   By:  Advent International Corporation,
                                        its General Partner


                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   ADVENT PERFORMANCE MATERIALS LIMITED
                                   PARTNERSHIP
                                   By:  Advent International Limited
                                        Partnership, its General Partner
                                   By:  Advent International Corporation,
                                        its General Partner


                                   By: /s/
                                      ------------------------------
                                      Name:

                                      Title:


                                   ATLAS VENTURE FUND II, L.P.
                                   By:  Atlas Venture Associates II, L.P.,
                                        its General Partner



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:



                                   ---------------------------------
                                   Thomas A. Bologna


                                   CW VENTURES II, L.P.
                                   By:  CW Partners III, L.P., its General
                                        Partner



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   ELLMORE C. PATTERSON PARTNERS



                                   By:
                                      ------------------------------
                                      Name:
                                      Title:


                                   GOLDEN GATE DEVELOPMENT AND
                                   INVESTMENT LIMITED PARTNERSHIP
                                   By:  Advent International Limited
                                        Partnership, its General Partner
                                   By:  Advent International Corporation,
                                        its General Partner

                                   By: /s/
                                      ------------------------------

                                      Name:
                                      Title:


                                   LOMBARD ODIER & CIE


                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:



                                   ---------------------------------
                                   Bernard Mach


                                   NEW ENTERPRISE ASSOCIATES 5



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   PROSPER PARTNERS



                                   By:
                                      ------------------------------
                                      Name:
                                      Title:


                                   ROVENT II LIMITED PARTNERSHIP
                                   By:  Advent International Limited
                                        Partnership, its General Partner

                                   By:  Advent International Corporation,
                                        its General Partner

                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:

                                   SCRIPT PARTNERS LIMITED PARTNERSHIP



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   VENROCK ASSOCIATES



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title:


                                   VENROCK ASSOCIATES II, L.P.



                                   By: /s/
                                      ------------------------------
                                      Name:
                                      Title: General Partner